UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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CNS Pharmaceuticals, Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CNS PHARMACEUTICALS, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE — THIS IS NOT A VOTABLE BALLOT

Exercise Your Right to Vote

You invested in CNS Pharmaceuticals and it's time to vote!

ANNUAL MEETING	VIRTUAL MEETING
September 30, 2026	**Access online**
12:00 PM EST	https://edge.media-server.com/mmc/go/cnsp2026agm

Get informed before you vote

View the Proxy Statement and Annual Report online:

https://www.iproxydirect.com/cnsp

NEED A PAPER OR EMAIL COPY? Request your materials by September 16, 2026.

Online: iproxydirect.com/cnsp **Phone:** 1-877-972-0090 **Email:** info@investor-com.com

Unless requested, you will not otherwise receive a paper or email copy.

PROPOSALS TO BE VOTED ON

1	**Election of Directors** Faith Charles, Bettina Cockroft, Michal Fisher, Jeffry R. Keyes, Rami Levin and Amy Mahery. Their term will expire at the 2027 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.	BOARD RECOMMENDATION **FOR**
2	**Ratification of Independent Registered Public Accounting Firm** To ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026.	BOARD RECOMMENDATION **FOR**
3	**Advisory Vote on Executive Compensation** To vote on a non-binding, advisory resolution to approve executive compensation.	BOARD RECOMMENDATION **FOR**
4	**Amendments to the 2020 Stock Plan** To approve amendments to the Company's 2020 Stock Plan, including an increase of 650,000 shares in the number of shares of common stock authorized for issuance under the plan.	BOARD RECOMMENDATION **FOR**
5	**Authorization of Adjournment** To authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve the above proposals.	BOARD RECOMMENDATION **FOR**

LEARN MORE ABOUT THE PROPOSALS AND HOW TO VOTE

https://www.iproxydirect.com/cnsp

IMPORTANT: THIS IS NOT A VOTABLE BALLOT. This notice is an overview of the proposals being presented at the upcoming shareholder meeting.

CNS Pharmaceuticals, Inc. • 2026 Annual Meeting